UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 30, 2013

ENGlobal Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-14217	88-0322261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

654 N. Sam Houston Parkway E., Suite 400, Houston, Texas	77060-5914
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   281-878-1000

__________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) amends and restates in its entirety the Current Report on Form 8-K filed by ENGlobal Corporation, a Nevada corporation (the “Company”), with the Securities and Exchange Commission on September 3, 2013 (the “Original Form 8-K”).  This Amendment No. 1 speaks as of the filing date of the Original Form 8-K and does not reflect events that may have occurred subsequent to the filing of the Original Form 8-K.

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2013, the Company, ENGlobal U.S., Inc., a Texas corporation (“ENGlobal US”), ENGlobal International, Inc., a corporation organized under the BVI Business Companies Act of 2004 (“ENGlobal International”), ENGlobal Government Services, Inc., a Texas corporation (“ENGlobal Government” and, together with the Company, ENGlobal US and ENGlobal International, the “Borrowers”), entered into the Third Amendment to Revolving Credit and Security Agreement and Limited Consent (the “Third Amendment”), with PNC Bank, National Association, as administrative agent (“Agent”) for the lenders (the “Lenders”).

Under the terms of the Third Amendment, the Lenders waived all existing events of default, consented to the Company’s sale of its Gulf Coast Operations (as defined below) and further amended the Company’s Revolving Credit and Security Agreement dated as of May 29, 2012 (as amended by the First Amendment to Revolving Credit and Security Agreement and Forbearance Agreement dated as of September 21, 2012, Second Amendment to Revolving Credit and Security Agreement, Waiver and Forbearance Extension dated as of December 18, 2012 and the Third Amendment, the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Loan Agreement) with the Lenders to extend credit to the Borrowers in the form of loans (each a “Loan” and collectively, the “Loans”) on a revolving basis of up to $10.0 million (the “Commitment”), including a sub-facility for standby and/or trade letters of credit up to an amount not to exceed $1.5 million, as more fully described below.

Revolving Advances: Each Lender, severally and not jointly, will make revolving advances to the Borrowers in aggregate amounts outstanding at any time equal to such Lender’s Commitment Percentage of the lesser of (a) $10.0 million less the maximum undrawn amount on all outstanding letters of credit, or (b) an amount equal to the sum of: (i) up to 85% of Eligible Receivables, plus (ii) up to the lesser of (x) up to 85% of Eligible Extended Term Receivables or (y) $1.5 million, plus (iii) up to the lesser of (x) up to 85% of Eligible Government Receivables or (y) $800,000, plus (iv) up to the lesser of (x) 75% of Eligible Unbilled Receivables or (y) $4.0 million; provided, however, that no more than $800,000 of the amount resulting from the calculation of this clause (iv) may be attributable to Eligible Unbilled Receivables owed by Government Customers, plus (v) up to the lesser of (x) up to 50% of Eligible Costs in Excess of Billings or (y) $4.0 million, minus (vi) the Maximum Undrawn Amount of all outstanding letters of credit, minus (vii) such reserves as Agent may deem proper and necessary in the exercise of its discretion.  Certain of the percentages and dollar amounts discussed above may be increased or decreased by Agent at any time, so long as such increase or decrease is done is reasonable and done in good faith.

Interest: Any Loans will bear interest at (a) the sum of the Alternate Base Rate (defined as a fluctuating rate equal to the highest of (x) the commercial lending rate of Agent as publicly announced and in effect on such day, (y) the daily federal funds open rate as quoted by ICAP North America, Inc. in effect on such day plus ½ of 1%, and (z) the Daily Libor Rate plus 1% (with the Daily LIBOR Rate determined by taking the LIBOR rate published in the Wall Street Journal and dividing it by a number equal to 1 minus the reserve percentage on that day as determined by the Board of Governors of the Federal Reserve), plus 2.75% or (b) the sum of the Eurodollar Rate (defined as a fluctuating rate determined by Agent by dividing the quoted LIBOR rate (as selected from a variety of sources) by a number equal to 1 minus the reserve percentage on that day as determined by the Board of Governors of the Federal Reserve), plus 3.75%.

Letter of Credit Fees: Borrowers will pay Agent, on behalf of the Lenders, a fee for issuing each letter of credit in the amount equal to the daily amount available to be drawn under such letter of credit multiplied by 3.75%.  Such fees to the Agent will be payable quarterly in arrears.  Borrowers shall also pay to the issuer of each letter of credit a fronting fee of 0.25% per annum together with all administrative expenses associated with issuing the letter of credit.

Term: All Loans and all other obligations outstanding under the Loan Agreement will be payable in full on September 30, 2014, unless otherwise terminated pursuant to the terms of the Loan Agreement.

Financial Covenants:  Although the Company is no longer required to comply with a Tangible Net Worth covenant, the Company is required to comply with the following financial covenants under the Loan Agreement:

•
Maintain a Fixed Charge Coverage Ratio of (a) not less than 0.80 to 1.00, measured (i) as of October 31, 2013, for the month then most recently ended; (ii) as of November 30, 2013, for the two months then most recently ended; (iii) as of December 31, 2013, for the three months then most recently ended; (iv) as of January 31, 2014, for the four month period then most recently ended; (b) not less than 0.95 to 1.00, measured (i) as of February 28, 2014, for the five months then most recently ended; (ii) as of March 31, 2014, for the six months then most recently ended; (iii) as of April 30, 2014, for the seven months then most recently ended; (iv) as of May 31, 2014, for the eight months then most recently ended; and (c) not less than 1.0 to 1.0 measured (i) as of June 30, 2014, for the nine months then most recently ended; (ii) as of July 31, 2014, for the ten months then most recently ended; (iii) as of August 31, 2014, for the eleven months then most recently ended; and (iv) as of September 30, 2014 and as of the last day of each month thereafter, for the twelve months then most recently ended.

•
Maintain at all times Excess Availability of an amount at least equal to the greater of $1,000,000 or ten percent (10%) of the Maximum Revolving Advance Amount measured monthly as of the last day of the month.

•
Cause (x) the aggregate amount of cash receipts attributable to the Caspian Contracts to exceed (y) the aggregate amount of all costs and expenses incurred in connection with Borrowers’ performance of its Caspian Project obligations by a minimum of $500,000 measured twice per month.

The foregoing description of the Third Amendment is qualified in its entirety by reference to the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On August 30, 2013, the Company completed the sale of its Gulf Coast engineering and in-plant operations (the “Gulf Coast Operations”) to Furmanite America, Inc., a subsidiary of Furmanite Corporation (NYSE:FRM), for total consideration paid at closing of approximately $20 million, consisting of cash consideration of approximately $15.8 million, leases assumed of $1.2 million, and a four-year promissory note in the principal amount of $3.0 million.  The cash portion of the purchase price is subject to a customary post-closing adjustment based on the actual closing date net working capital level.  The Company will use the cash proceeds from the transaction to repay its outstanding debt under the Loan Agreement and for working capital purposes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Third Amendment is incorporated by reference into this Item 2.03.

Item 7.01	Regulation FD Disclosure.

On August 30, 2013, the Company issued a press release announcing the completion of the sale of its Gulf Coast Operations. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 and B.6 of Form 8-K, the foregoing information, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(b)           Pro Forma Financial Information

Unaudited pro forma condensed consolidated financial statements of the Company giving effect to the sale of its Gulf Coast Operations, and accompanying notes thereto, are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference. As further described in Exhibit 99.2, the pro forma condensed consolidated financial statements are based on historical financial statements of the Company, adjusted to give effect to the sale of its Gulf Coast Operations as if such sale had occurred on June 29, 2013 (in the case of the unaudited condensed consolidated balance sheet) or as of June 30, 2012 and June 29, 2013, respectively (in the case of the unaudited pro forma condensed consolidated statements of operations).

These unaudited pro forma condensed consolidated financial statements are presented for informational purposes only and are not intended to represent and may not be indicative of operating results or financial position that would have occurred had the sale been completed as of the dates presented, nor are such financial statements intended to represent and they may not be indicative of future operating results or financial position of the Company. These unaudited pro forma condensed consolidated financial statements and the accompanying notes should be read together with the Company’s audited consolidated financial statements and accompanying notes as of and for the year ended December 29, 2012, and Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the year ended December 29, 2012, as well as in conjunction with the Company’s unaudited condensed consolidated financial statements and accompanying notes as of and for the period ended June 29, 2013, and the MD&A included in the Company's Quarterly Report on Form 10-Q for the period ended June 29, 2013.

(d) Exhibits

10.1           Third Amendment to Revolving Credit and Security Agreement and Limited Consent dated August 30, 2013, by and among the Borrowers and the Agent.

99.1           Press release dated August 30, 2013.

99.2           Unaudited Pro Forma Condensed Consolidated Financial Statements of ENGlobal Corporation.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENGlobal Corporation (Registrant)
September 6, 2013 (Date)	/s/ NATALIE S. HAIRSTON Natalie S. Hairston Chief Governance Officer, Corporate Vice President - Investor Relations, and Corporate Secretary